Exhibit 15 (iv) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K


Exhibit 1
Amendment to the
Distribution Plan for
the Investment Companies
Class B Shares


      1. This amendment to the Distribution Plan, ("Plan") is adopted by the Board of Trustees/Directors of the Investment Companies with respect to the Class of Shares of the portfolios ("Funds") of the Investment Companies set forth on the attached Schedule A as to which the Plan has been adopted. This
Exhibit is hereby incorporated into the Plan in its entirety and made a part thereof. In the event of any inconsistency between the terms of this Exhibit and the terms of the Plan, the terms of this Exhibit shall govern. References herein to the Plan shall mean the Plan as amended by this Exhibit. The terms of the Plan as amended when effective in respect of the Class of Shares set forth above shall apply to all amounts payable to the Principal Distributor in respect of such Class of Shares whether arising out of sales of such Class of Shares before or after such effective date.

      2. In compensation for the services provided pursuant to this Plan, the Investment Companies on behalf of the Fund shall pay the Principal Distributor its "Allocable Portion" (as defined in its Distributor's Contract as it relates to the Class B Shares of the Fund) of a fee (the "Distribution Fee") computed at the annual rate of 0.75 of 1% per annum on the average daily aggregate net asset value of the Class B Shares of those Funds listed on Schedule A outstanding, which fee shall be paid monthly in arrears.

      3. The Distributor's Contract in respect of the Class B Shares of each Fund set forth above shall provide that: (I) the Principal Distributor in respect of such Distributor's Contract will be deemed to have performed all services required to be performed in order to be entitled to receive its Allocable Portion of the Distribution Fees payable in respect of the Class B Shares of such Fund upon the settlement date of each sale of a "Commission Share" (as defined below) of such Fund taken into account in determining such Principal Distributor's Allocable Portion of such Distribution Fees; (II) the Investment Companies' obligation to pay such Principal Distributor its Allocable Portion of the Distribution Fees payable in respect of the Class B Shares of such Fund shall not be terminated or modified for any reason (including a termination of the Distributor's Contract between such Principal Distributor and such Fund) except to the extent required by a change in the Act or the Conduct Rules of the National Association of Securities Dealers, Inc., in each case enacted or promulgated after May 1, 1997, or in connection with a "Complete Termination" (as hereinafter defined) of this Plan in respect of the Class B Shares of such Fund; (III) the Investment Companies will not take any action to waive or change any CDSC in respect of the Class B Shares of such Fund, except as provided in the Funds' prospectus or statement of additional information without the consent of the Principal Distributor and its assigns; (IV) neither the termination of such Principal Distributor's role as Principal Distributor of the Class B Shares of such Fund, nor the termination of such Distributor's Contract nor the termination of this Plan will terminate such Principal Distributor's right to its Allocable Portion of the CDSCs; and (V) such Principal Distributor may assign, sell or pledge (collectively, "Transfer") its rights to its Allocable Portion of the Distribution Fees and CDSCs (but not such Principal Distributor's obligations to the Investment Companies under the Distributor's Contract) to raise funds to make the expenditures related to the distribution of Class B Shares of such Fund and in connection therewith, upon receipt of notice of such Transfer, the Investment Companies shall pay to the assignee, purchaser or pledgee (collectively with their subsequent transferees, "Transferees") or third party beneficiaries such portion of the Principal Distributor's Allocable Portion of the Distribution Fees or CDSCs in respect of the Class B Shares of such Fund so sold or pledged and except as provided in
(II) above and notwithstanding anything of the contrary set forth in this Exhibit or the Plan or in the Distributor's Contract, to the extent the Principal Distributor has Transferred its right thereto as aforesaid, the Investment Companies' obligation to pay to the Principal Distributor's Transferee such Principal Distributor's Allocable Portion of the Distribution Fees and CDSCs payable in respect of the Class B Shares of such Fund shall be absolute and unconditional and shall not be subject to dispute, offset, counterclaim or any defense whatsoever, including without limitation, any of the foregoing based on the insolvency or bankruptcy of the Principal Distributor (it being understood that such provision is not a waiver of the Investment Companies' right to pursue such Principal Distributor and enforce such claims against the assets of such Principal Distributor other than its right to the Distribution Fees, CDSCs and servicing fees, in respect of the Class B Shares of any Fund transferred in connection with such Transfer. For purposes of this Plan, the term Allocable Portion of Distribution Fees or CDSCs payable in respect of the Class B Shares of any Fund as applied to any Principal Distributor shall mean the portion of such Distribution Fees or CDSCs payable in respect of such Fund allocated to such Principal Underwriter in accordance with the Allocation Schedule (as defined in the Distributor's Contract as it relates to the Class B Shares of the Fund)). For purposes of this Plan, the term "Complete Termination" of this Plan in respect of any Fund means a termination of this Plan involving the complete cessation of the payment of Distribution Fees in respect of all Class B Shares of such Fund, and the termination of the distribution plans and the complete cessation of the payment of distribution fees pursuant to every other Distribution Plan pursuant to rule 12b-1 of the Investment Companies in respect of such Fund and any successor Fund or any Fund acquiring a substantial portion of the assets of such Fund and for every future class of shares which has substantially similar characteristics to the Class B Shares of such Fund taking into account the manner of payment and amount of sales charge, contingent deferred sales charge or other similar charges borne directly or indirectly by the holders of such shares.


            Witness the due execution hereof this execution date.

                                    Investment Companies (listed on Schedule A)


                                    By: /S/ JOHN W. MCGONIGLE
                                    Title:  EXECUTIVE VICE PRESIDENT
      Date: OCTOBER 24,1997



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Schedule A

Date:  10/24/97      DISTRIBUTION PLAN



                     FEDERATED AMERICAN LEADERS FUND, INC.
                        Class B Shares

                     FEDERATED EQUITY FUNDS
                        Federated Aggressive Growth Fund
                        Class B Shares

                        Federated Growth Strategies Fund
                        Class B Shares

                        Federated Small Cap Strategies Fund
                        Class B Shares

                        Federated Capital Appreciation Fund
                        Class B Shares

                     FEDERATED EQUITY INCOME FUND, INC.
                        Class B Shares

                     FEDERATED FUND FOR U.S. GOVERNMENT SECURITIES, INC.
                        Class B Shares

                     FEDERATED GOVERNMENT INCOME SECURITIES, INC.
                        Class B Shares

                     FEDERATED HIGH INCOME BOND FUND, INC.
                        Class B Shares

                     FEDERATED MUNICIPAL OPPORTUNITIES FUND, INC.
                        Class B Shares

                     FEDERATED MUNICIPAL SECURITIES FUND, INC.
                        Class B Shares

                     FEDERATED STOCK AND BOND FUND, INC.
                        Class B Shares

                     FEDERATED UTILITY FUND, INC.
                        Class B Shares

                     FIXED INCOME SECURITIES, INC.
                        Federated Strategic Income Fund
                        Class B Shares

                     INTERNATIONAL SERIES, INC.
                        Federated International Equity Fund
                        Class B Shares

                        Federated International Income Fund
                        Class B Shares

                     INVESTMENT SERIES FUNDS, INC.
                        Federated Bond Fund
                        Class B Shares

                     LIBERTY U.S. GOVERNMENT MONEY MARKET TRUST
                        Class B Shares

                     MUNICIPAL SECURITIES INCOME TRUST
                        Federated Pennsylvania Municipal Income Fund
                        Class B Shares

                     WORLD INVESTMENT SERIES, INC.
                        Federated World Utility Fund
                        Class B Shares

                        Federated Asia Pacific Growth Fund
                        Class B Shares

                        Federated Emerging Markets Fund
                        Class B Shares

                        Federated European Growth Fund
                        Class B Shares

                        Federated International Small Company Fund
                        Class B Shares

                        Federated Latin American Growth Fund
                        Class B Shares

                        Federated International High Income Fund
                        Class B Shares

                        Federated International Growth Fund
                        Class B Shares



The following Funds were added as of DECEMBER 1, 1997:

                     Municipal Securities Income Trust
                        Federated California Municipal Income Fund
                        Class B Shares

                     World Investment Series, Inc.
                        Federated Global Equity Income Fund
                        Class B Shares